Exhibit 99.1

SOLAR BUSINESS UNIT OF SUNATION SOLAR SYSTEMS, INC. AND AFFILIATES

CARVE-OUT FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Table of Contents

Years Ended December 31, 2021 and 2020

Independent Auditor’s Report

To the Shareholders of

Solar Business Unit of SUNation Solar Systems Inc. and Affiliates

Ronkonkoma, New York

Opinion

We have audited the accompanying carve-out financial statements of Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates (the “Solar Business Unit” or the “Company”), which comprise the carve-out balance sheets as of December 31, 2021 and 2020, and the related carve-out statements of income and shareholders’ equity and cash flows for the years then ended, and the related notes to the carve-out financial statements.

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of Solar Business Unit of SUNation Solar Systems Inc. and Affiliates as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of SUNation Solar Systems, Inc. and Affiliates and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are other conditions or events, considered in the aggregate, that raise substantial doubt about SUNation Solar Systems, Inc. and Affiliates ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibility for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the

4175 Veterans Memorial Highway • Ronkonkoma, NY 11779

judgement made by a reasonable user based on the financial statements. In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgement and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgement, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Sasserath & Co, LLP

Ronkonkoma, New York

November 7, 2022

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates
Carve-Out Balance Sheets
December 31, 2021 and 2020

Assets
	2021	2020
Current assets
Cash and cash equivalents	$2,071,735	$1,788,638
Accounts receivable-trade	3,007,427	1,749,183
Inventory	2,638,347	1,270,988
Prepaid expenses and other current assets	1,783,178	1,345,346
Loans to shareholders	-	63,540
Costs and estimated earnings in excess of billings on uncompleted contracts	158,853	27,133
Due from related parties	382	242,129
Total current assets	9,659,922	6,486,957

Property and equipment, net	1,016,773	1,371,571

Right-of use lease assets	3,011,691	3,160,974

Other assets
Intangible asset	-	500,000
Employee loans	93,822	-
Total other assets	93,822	500,000

Total assets	$13,782,208	$11,519,502

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$4,221,489	$2,701,938
Accrued payroll liabilities	39,122	363,043
Deferred revenue	-	21,500
Loans from shareholders	-	167,254
Refundable customer deposits	1,235,402	1,005,326
Billings in excess of costs and estimated earnings on uncompleted contracts	1,282,098	380,629
Line of credit	-	1,029,218
Right-of-use lease obligations, current	117,225	104,823
Related party promissory note, current portion	223,490	-
Economic Injury Disaster Loan - current portion	3,100	1,947
Current portion of long-term debt	243,701	282,614
Total current liabilities	7,365,627	6,058,292

Non-current liabilities
Right-of-use lease obligations, less current portion	2,990,226	3,107,451
Related party promissory note, less current portion	2,148,723	-
Economic Injury Disaster Loan, less current portion	150,936	148,053
Long-term debt, less current portion	351,594	646,127
Total non-current liabilities	5,641,479	3,901,631

Total liabilities	13,007,106	9,959,923

Members’ and shareholders’ equity	775,102	1,559,579

Total liabilities and members’ and shareholders’ equity	$13,782,208	$11,519,502

See accompanying notes to combined financial statements.	3

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates
Carve-Out Statements Of Income
Years Ended December 31, 2021 and 2020

	2021	2020

Revenue	$36,404,196	$34,627,219

Job costs	24,896,859	24,914,454

Gross profit	11,507,337	9,712,765

Selling, general and administrative expenses	11,042,166	10,372,823

Income (loss) from operations	465,171	(660,058)

Other income (expense)
Interest income	46	-
Paycheck Protection Program Loan forgiveness	2,007,796	2,125,100
Other loan forgiveness	-	10,000
Gain on disposal of fixed asset	45,604	-
Realized gain on marketable securities	-	24,750
Interest expense	(114,090)	(127,207)
Total other income (expense)	1,939,356	2,032,643

Income before income taxes	2,404,527	1,372,585

Provision for income taxes	(9,371)	(10,373)

Net income	$2,395,156	$1,362,212

See accompanying notes to combined financial statements.	4

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates
Carve-Out Statements Of Shareholders’ and Members’ Equity
Years Ended December 31, 2021 and 2020

						Accumulated
	Shareholders’ Equity					Other
	Common Stock		Retained	Treasury	Members’	Comprehensive
	Shares	Amount	Earnings	Stock	Equity	Income	Total
Balance, December 31, 2019	402	$2,000	$(361,651)	$-	$57,018	$27,450	$(275,183)

Net income			1,375,396	-	(13,184)		1,362,212

Capital contribution and reorganization (see Note 8)	(182)	500,000	-	-	-		500,000

Sale of marketable securities			-	-	-	(27,450)	(27,450)

Balance, December 31, 2020	220	$502,000	$1,013,745	$-	$43,834	$-	$1,559,579

Net income			2,407,581	-	(12,425)	-	2,395,156

Capital contributions	200	50,000	-	-	-	-	50,000

Distributions to shareholders		-	(694,499)	-	-	-	(694,499)

Treasury stock repurchased (see Note 13)	(9)		-	(2,535,134)	-	-	(2,535,134)

Balance, December 31, 2021	411	$552,000	$2,726,827	$(2,535,134)	$31,409	$-	$775,102

See accompanying notes to combined financial statements.	5

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Carve-Out Statements Of Cash Flows
Years Ended December 31, 2021 and 2020

	2021	2020
Cash flows from operating activities
Net income	$2,395,156	$1,362,212
Adjustments to reconcile net income to net cash provided by operating activities:
Write down of intangible asset	500,000	-
Depreciation and amortization	292,477	359,757
Gain on forgiveness of Paycheck Protection Program Loan	(2,007,796)	(2,125,100)
Other loan forgiveness income	-	(10,000)
Gain on disposal of fixed assets	(45,604)	-
Gain from sale of marketable securities	-	(24,750)
Accrued interest - Economic Injury Disaster Loan	5,517	-
Changes in operating assets and liabilities:
Costs & estimated earnings in excess of billings on uncompleted contracts	(131,720)	220,178
Accounts receivable	(1,258,244)	3,966,961
Inventory	(1,367,359)	(413,398)
Prepaid expenses and other current assets	(437,832)	2,673,274
Employee loans	(93,822)	-
Billings in excess of costs and estimated earnings on uncompleted contracts	901,469	(1,208,914)
Accounts payable and accrued expenses	1,519,551	(3,068,840)
Accrued payroll liabilities	(323,921)	(375,407)
Operating lease right-of-use assets and liabilities	44,460	51,300
Deferred revenue	(21,500)	21,500
Refundable customer deposits	230,076	(2,272,840)
Net cash provided by (used in) operating activities	200,908	(844,067)

Cash flows from investing activities
Due from related parties	241,747	(11,665)
Purchase of property and equipment	(8,573)	(5,975)
Proceeds from sale of marketable securities	-	66,749
Proceeds from sale of fixed assets	116,498	-
Net cash provided by investing activities	349,672	49,109

Cash flows from financing activities
Payments against long-term debt, net	(333,446)	(273,124)
Payments against line of credit facilities, net	(1,029,218)	(178,058)
Proceeds from Paycheck Protection Program Loan	2,007,796	2,125,100
(Payments on) proceeds from Economic Injury Disaster Advance	(1,481)	160,000
Distributions to shareholders	(141,594)	-
Loans from shareholders, net	(769,540)	(468,328)
Net cash (used in) provided by financing activities	(267,483)	1,365,590

Net increase in cash and cash equivalents	283,097	570,632

Cash and cash equivalents - beginning	1,788,638	1,218,006

Cash and cash equivalents - ending	$2,071,735	$1,788,638

Supplemental disclosures of cash flow information
Cash paid for interest	$108,573	$127,207
Cash paid for state franchise tax	$2,438	$2,438

Supplemental disclosure of non-cash financing activities:
Common stock issued for business acquisition (Note 8)	$-	$500,000
Shareholder loans recharacterized as contributions	$50,000	$-
Shareholder loans recharacterized as distributions	$552,905	$-
Treasury stock acquired with related party promissory note	$2,535,134	$-

See accompanying notes to combined financial statements.	6

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Notes to Financial Statements

December 31, 2021 and 2020

Note 1 – Summary of Significant Accounting Policies

Organization and Nature of Business

SUNation Solar Systems, Inc. (“SUNation”), a New York Corporation, is an installer of solar energy equipment to residential and commercial buildings primarily located in the New York metropolitan area. Authorized shares of common stock were 200 (no par value) at December 31, 2021, 11 and 20 of which were issued and outstanding at December 31, 2021 and 2020, respectively. SUNation Service, Inc. (“Service”), a New York Corporation, is a repair and maintenance service provider of solar energy equipment in the New York metropolitan area. Authorized, issued and outstanding shares of common stock (no par value) at December 31, 2021 and 2020 were 200 shares. SUNation Electric, Inc. (“Electric”), A New York Corporation, is a contractor specializing in commercial electric work, primarily in the New York metropolitan area. Authorized shares of common stock were 200 (no par value) at December 31, 2021, all of which were issued and outstanding. SUNation Energy, LLC (“Energy”), an New York Limited Liability Company formed on December 17, 2017, is a provider of electric energy from customized solar equipment.

On February 10, 2020, the Company entered into a Merger Agreement to acquire REI Advisors LLC, an entity previously owned by a member of the Company. In connection with this merger agreement, the outstanding shares of SUNation were reorganized to reflect 200 authorized shares (see Note 8).

Basis of Presentation

The carve-out financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and have been carved out from the financial statements of SUNation Solar Systems, Inc. and Affiliates using the historical assets and liabilities, results of operations and cash flows attributable to the Solar Business Unit. Management believes the assumption underlying the carve-out financial statements of the Solar Business Unit are reasonable, however the Solar Business Unit’s financial position, results of operations, and cash flows may have been materially different if it was operated as a stand-alone unit as of December 31, 2021 and 2020, and for the years then ended.

Revenue and Cost Recognition

In accordance with Accounting Standards Codification (“ASC”) 606: Revenue from Contracts with Customers, the Company recognizes revenue according to the following steps: (1) identification of the contract with a customer, (2) identification of the performance obligations in the contract, (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligations in the contract and (5) recognition of revenue when, or as, the Company satisfies a performance obligation. The Company’s revenues are composed of solar energy system and product sales sold to residential and commercial customers.

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Notes to Financial Statements

December 31, 2021 and 2020

Note 1 – Summary of Significant Accounting Policies (continued)

Solar Energy and Product Sales - Commercial

The Company recognizes revenues from fixed-price and modified fixed-price construction contracts on the percentage-of-completion method, measured by the percentage of hours incurred to date to the estimated total hours budgeted for each contract. That method is used because management considers total hours to be the best available measure of progress on the contracts, and therefore is the most appropriate measure of progress to the satisfaction of a performance obligation. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near future.

Contract costs include all direct material, labor costs and those indirect costs related to contract performance, such as indirect labor and other supplies. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and revenues which are recognized in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

Solar Energy and Product Sales - Residential

The principal performance obligation for residential sales is to design and install a solar energy system that is interconnected to the local power grid and granted permission to operate. When the solar energy system has been granted permission to operate, the customer retains all of the significant risks and rewards of ownership of the solar energy system. For certain installations, the Company provides limited post-sale services to monitor the productivity of the solar energy system for 20 or 25 years after it has been placed into service. The Company recognizes revenue for installation and system sales at the placed in-service date or product delivery date less any revenue allocated to monitoring services. The Company allocates a portion of the transaction price to the monitoring services by estimating the fair market price that would be charged for these services if offered separately from the sale of the solar energy system. All costs to obtain and fulfill contracts associated with system sales and installation are expensed as a cost of revenue when the Company has fulfilled its performance obligation and the products have been placed into service or delivered to the customer.

Cash and Cash Equivalents

The Company considers securities with maturities of three months or less, when purchased, to be cash equivalents. The Company maintains cash balances in a financial institution. The balance is insured by the Federal Deposit Insurance Corporation up to $250,000 per institution, with unlimited coverage for noninterest bearing accounts. From time to time the Company’s balances may exceed this limit.

Accounts Receivable

Accounts receivable includes trade receivables. The trade receivables are due at the completion of installation and the receipt of various required trade inspections. Receivables more than 90 days old are considered past due. Accounts receivable are written off when they are determined to be uncollectible.

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Notes to Financial Statements

December 31, 2021 and 2020

Note 1 – Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The Company measures and reports financial assets and liabilities at fair value, on a recurring basis. Fair value measurement is classified and disclosed in one of the following three categories:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2: Quoted prices in markets that are not active or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3: Prices or evaluation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Inventories

Inventories are valued at the lower of average cost or net realizable value. The value of the inventory on hand at December 31, 2021 and 2020 was $2,638,347 and $1,270,988, respectively.

Property and Equipment

Property and equipment is stated at cost. The cost of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

The Company capitalizes leased equipment where the terms of the lease result in the transfer to the Company of substantially all of the benefits and risks of ownership of the equipment.

Depreciation of property and equipment is provided utilizing both the straight-line and accelerated methods over the estimated useful lives of the respective assets, as follows:

Transportation equipment	5 years
Furniture and fixtures	7 years
Equipment	5-7 years
Website	5 years
Leasehold improvements	20 years

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Notes to Financial Statements

December 31, 2021 and 2020

Note 1 – Summary of Significant Accounting Policies (continued)

Leases

The Company determines if an arrangement is an operating lease at inception. For new operating leases, the Company recognizes an asset for the right to use a leased asset and a liability based on the present value of remaining lease payments over the lease term on the lease commencement date. Right of use (“ROU”) assets are included in long-term assets, and ROU lease liabilities are classified as either current or long-term liabilities on the consolidated balance sheet. Lease expense for ROU lease payments is recognized on a straight-line basis over the lease term.

Impairment of Long-Lived Assets

The Company evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long- lived assets may warrant revision or that the remaining balance of an asset may not be recoverable. The measurement of possible impairment is based on the ability to recover the balance of assets from expected future operating cash flows on an undiscounted basis. Impairment losses, if any, would be determined based on fair value, using the present value of the cash flows with discount rates that reflect the inherent risk of the underlying business. Other than the impairment disclosed in Note 8, there were no other impairment losses recognized for the years ended December 31, 2021 and 2020.

Income Taxes

SUNation, Service and Electric have elected S corporation status for Federal and New York State purposes. Energy is treated as a partnership for tax purposes. As such, the owners are taxed personally on each entities’ earnings and losses and income taxes are not payable by or provided for the entities other than state minimum taxes and filing fees. However, the financial statements include a provision for various current state and local income taxes and filing fees. Tax years ending after December 31, 2019 are currently open to examination by the taxing authorities.

The Financial Accounting Standards Board has issued guidance regarding how uncertain tax positions should be recognized, measured, presented and disclosed in the consolidated financial statements. The guidance requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained upon examination by the applicable tax authority, based on the technical merits of the tax position, and then recognizing the tax benefit that is more-likely-than-not to be realized. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax expense in the current reporting period. Management has analyzed the tax positions taken by the Company, and has concluded that as of December 31, 2021 and 2020, no uncertain positions are taken or are expected to be taken that would require recognition of a liability (or asset) or disclosure in the consolidated financial statement.

The Company’s policy is to record interest expense and penalties pertaining to income taxes in operating expenses. For the years ended December 31, 2021 and 2020, there were no interest and penalties expenses recorded and no accrued interest and penalties.

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Notes to Financial Statements

December 31, 2021 and 2020

Note 1 – Summary of Significant Accounting Policies (continued)

Advertising

The company expenses advertising costs as incurred. Total advertising expense was $295,759 and $260,669 for the twelve months ended December 31, 2021 and 2020, respectively.

Business combination

GAAP requires that all business combinations not involving entities or businesses under common control be accounted for under the acquisition method. The Company applies ASC 805, “Business combinations”, whereby the cost of an acquisition is measured as the aggregate of the fair values at the date of exchange of the assets given, liabilities incurred, and equity instruments issued. The costs directly attributable to the acquisition are expensed as incurred. Identifiable assets, liabilities and contingent liabilities acquired or assumed are measured separately at their fair value as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total of cost of acquisition, fair value of the non- controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated statements of income.

The determination and allocation of fair values to the identifiable assets acquired and liabilities assumed is based on various assumptions and valuation methodologies requiring considerable management judgement. The most significant variables in these valuations are discount rates, terminal values, the number of years on which to base the cash flow projections, as well as the assumptions and estimates used to determine the cash inflows and outflows. Management determines discount rates to be used based on the risk inherent in the related activity’s current business model and industry comparisons. Terminal values are based on the expected life of products and forecasted life cycle and forecasted cash flows over that period. The Company’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. Any changes to provisional amounts identified during the measurement period are recognized in the reporting period in which the adjustment amounts are determined.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). ASU 2016-13 amends the impairment model by requiring assets to use a forward-looking approach based on expected losses to estimate credit losses on certain types of financial instruments, including trade receivables. The adoption of ASU 2016-13 does not have a material impact on the Company’s recognition of financial instruments within the scope of the standard.

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Notes to Financial Statements

December 31, 2021 and 2020

Note 1 – Summary of Significant Accounting Policies (continued)

COVID-19

On March 11, 2020, the World Health Organization declared a pandemic related to a strain of coronavirus (“COVID-19”), which led to a global health emergency. The public health impact of the outbreak continues to remain largely unknown and still evolving. The related health crisis could continue to adversely affect the global economy, resulting in continued economic downturn that could impact the Company.

Because of the uncertainties of COVID-19, the Company obtained a loan under the Paycheck Protection Program (the “PPP Loan”) pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “Cares Act”) and the Paycheck Protection Program Flexibility Act (the “Flexibility Act”). On February 6, 2021, the Company filed an application and supporting documentation for forgiveness in full of the PPP Loan. On February 18, 2021, the Company received notification the PPP Loan had been forgiven in full (see Note 9). Later in 2021, the Company filed an application and supporting documentation for forgiveness in full of a second PPP Loan, and in 2022, the Company received notification the second PPP Loan had been forgiven in full (see Note 8).

In connection with the Company’s mortgage loan agreement with the United States Small Business Administration (“SBA”), the Company qualified for debt relief assistance from the SBA under Section 1112 of the Cares Act. Under this provision, the SBA has forgiven loan payments for a six month period during the year ended December 31, 2020, and this amount is reflected in other loan forgiveness in the Company’s accompanying consolidated statements of income.

Also during 2020, the Company executed the standard loan documents required for securing a loan from the SBA under its Economic Injury Disaster Loan program (“EIDL Loan”) (see Note 10). In connection therewith, the Company received a $10,000 advance, which does not have to be repaid, and is reflected in other loan forgiveness in the Company’s accompanying consolidated statement of income.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

Treasury Stock

Treasury stock repurchased and held by the Company is recorded as a separate line item on the consolidated statement of members’ and shareholders’ equity. Treasury stock is held at cost until retired or reissued. Legal, brokerage, and other costs to acquire shares are not included in the cost of treasury stock.

Subsequent Event

Management has evaluated subsequent events through November 7, 2022, the date these financial statements were available to be issued, and determined that all subsequent events have been disclosed, and there were no other subsequent events requiring disclosure in or adjustment to these financial statements.

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates
Notes to Financial Statements

December 31, 2021 and 2020

Note 2 – Property and Equipment, net

The major classes of furniture and equipment at December 31, 2021 and 2020 are as follows:

	2021	2020

Transportation Equipment	$1,521,175	$1,725,107
Furniture & Fixtures	321,278	321,278
Equipment	351,550	346,932
Website	10,526	10,526
Leasehold Improvement	880,110	880,110

	3,084,639	3,283,953
Less – accumulated depreciation	(2,067,866)	(1,912,382)

	$1,016,773	$1,371,571

Depreciation and amortization expense was $292,477 and $359,757 for the years ended December 31, 2021 and 2020, respectively.

Note 3 – Line of Credit

On January 26, 2018, the Company entered into a revolving line of credit with Dime Bank (“Dime”), which provides for maximum borrowings of $1,500,000. The outstanding balance on the revolving line was $0 and $1,029,218 as of December 31, 2021 and 2020, respectively. Interest is payable monthly computed at a rate of 1% over the Prime Rate (4.25% at December 31, 2021 and 2020). Interest only payments commenced on February 28, 2018, with outstanding principal and interest previously due on the maturity date, which was extended to May 31, 2023. This credit facility is guaranteed by Service and the shareholders of SUNation at December 31, 2021, and substantially all of the assets of SUNation and Service have been cross-collateralized under the line of credit agreement.

Note 4 – Long-Term Debt

Equipment loans

The Company entered into various loan agreements secured by machinery and equipment which expire at various dates through September 2025. The loan agreements bear interest at rates ranging from 0% to 6.8% per annum.

Equipment recorded under long term debt of $1,323,474 and $1,403,514 as of December 31, 2021 and 2020, respectively, is included in property and equipment with accumulated depreciation of $1,104,952 and $848,900 at December 31, 2021 and 2020, respectively. Depreciation on these assets charged to expense was $170,974 and $171,218 for the years ended December 31, 2021 and 2020, respectively.

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates
Notes to Financial Statements

December 31, 2021 and 2020

Note 4 – Long Term Debt (continued)

SUNation Solar Systems, Inc. Loan

On August 1, 2018, SUNation entered into a term loan facility with Suffolk Federal Credit Union (“SFCU”) in the amount of $ 605,000. These funds were used to fund the business activity related to SUNation’s installation of solar systems on three of the SFCU buildings. The term loan facility calls for a 71 month amortization period, with fixed interest of 3%. The loan is payable in equal monthly installments of principal and interest of $9,292, and matures on August 1, 2024. The outstanding balance on the term loan was $282,395 and $382,600 as of December 31, 2021 and 2020, respectively. The loan is personally guaranteed by the SUNation shareholders at December 31, 2021 and 2020, and secured by the energy producing equipment utilized by SFCU. Under the terms of the term loan agreement, the Company is required to maintain a financial covenant, as defined in the agreement.

Future principal payments

Future minimum principal payments under all of the long term debt for the next five years ending December 31, are as follows:

Years Ending December 31,

2022	$243,701
2023	219,109
2024	122,439
2025	10,046

$595,295

Note 5 – Commitments and Contingencies

Litigation

From time to time, the Company is a party to litigation arising in the normal course of its business operations. In the opinion of management, it is not anticipated that the settlement or resolution of such matters will have a material adverse impact on the Company’s financial condition, liquidity or results of operations.

Warranty provision

The Company warrants its products for various periods against defects in material or installation workmanship. The manufacturers of the solar panels and the inverters provide a warranty period of generally 25 years and 10 years, respectively. The Company will assist its customers in the event that the manufacturers’ warranty needs to be used to replace a defective solar panel or inverter. The Company provides for warranty up to 10 years in duration on the installation of a system and all equipment and incidental supplies other than solar panels and inverters that are recovered under the manufacturers’ warranty. The Company provides extended workmanship warranties paid by the customer for up to 25 years for the service of inverters, which is reimbursed by the manufacturer.

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates
Notes to Financial Statements

December 31, 2021 and 2020

Note 5 – Commitments and Contingencies (continued)

The Company records a provision for the installation warranty, an expense included in cost of sales, based on management’s best estimate of the probable cost to be incurred in honoring its warranty commitment. The Company’s accrued warranty provision was $274,800 and $257,748 at December 31, 2021 and 2020, respectively, and is included in accrued expenses.

Operations, Maintenance and Administrative Agreements

SUNation has entered into operations, maintenance and administrative agreements (“OMMA”) with several parties. Under these OMMA agreements, the Company performs various maintenance, billing and other services for customers of the parties under contract. Specific terms and services vary per OMMA.

Note 6 – Contracts Receivables (Accounts Receivable)

The Company follows the practice of billing residential customers upon the completion of the project. Most residential projects are completed within one to two days. The Company follows the practice of billing commercial customers based on individual contracts as projects are completed. The length of contract varies by contract. Accounts receivable consists of receivables from both customers and New York State Energy Research and Development Authority (“NYSERDA”) rebates assigned by customers to SUNation. The balance at December 31, 2021 and 2020 is $2,570,995 and $1,749,183, respectively.

Note 7 – Uncompleted Contracts

As of December 31, 2021 and 2020, billings in excess of costs and estimated earnings on uncompleted contracts consist of the following:

	2021	2020

Billings to date	$1,688,025	$2,142,605

Cost incurred on uncompleted contracts	272,437	1,245,587
Estimated earnings	133,490	516,389

Cost plus estimated earnings	405,927	1,761,976

Billings in excess of cost plus estimated earnings, net	$1,282,098	$380,629

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates

Notes to Financial Statements

December 31, 2021 and 2020

Note 7 – Uncompleted Contracts (continued)

As of December 31, 2021 and 2020, costs and estimated and earnings in excess of billings on uncompleted contracts consist of the following:

	2021	2020

Costs incurred on uncompleted contracts	$1,120,935	$2,975,121
Estimated earnings	415,020	721,495

	1,535,955	3,696,616
Billings to date	1,377,102	3,669,483

Costs and estimated earnings in excess of billings on uncompleted contracts	$158,853	$27,133

Note 8 – Business Merger

On February 10, 2020, the Company entered into a Merger Agreement and acquired all of the equity interest of REI Advisors LLC, an entity previously owned by a member of the Company, in exchange for a capital contribution of $500,000. In connection with this merger agreement, the outstanding shares of SUNation were reorganized to reflect 200 outstanding shares. The purchase price allocation was based on the fair value of the assets acquired, which included $500,000 of an identifiable intangible asset. During 2021, the Company recorded a $500,000 impairment loss because the book value of the asset was less than the estimated future estimated cash flows. The impairment loss is recorded within selling, general and administrative expenses, within the statements of income.

Note 9 – PPP Loan

In April 2020, the Company obtained an unsecured loan of $2,125,100 under the PPP Loan pursuant to the CARES Act and the Flexibility Act. The Paycheck Protection Program is administered by the SBA. In accordance with the requirements of the CARES Act, the Company used proceeds from the PPP Loan primarily for payroll costs. Under the terms of the CARES and Flexibility Acts, PPP Loan recipients can apply for and be granted forgiveness for all or a portion of loans granted under the Paycheck Protection Program. On April 9, 2020, the Company filed an application and supporting documentation for forgiveness in full of the PPP Loan. On February 18, 2021, the Company received notification the PPP Loan had been forgiven in full.

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates
Notes to Financial Statements

December 31, 2021 and 2020

Note 9 – PPP Loan (continued)

In January 2021, the Company entered into an unsecured promissory note totaling $2,007,796, under the Second Draw Paycheck Protection Program (the “Second Draw PPP”) created by the Consolidated Appropriations Act, 2021 (the “CAA Act”). The term of the Second Draw PPP loan is five years. The interest rate on each Second Draw PPP loan is 1.0% per annum, which shall be deferred for the first sixteen months of the term of the loan. After the initial sixteen-month deferral period, the Second Draw PPP loan requires monthly payments of principal and interest until maturity with respect to any portion of such Second Draw PPP loan which is not forgiven. Under the terms of the CAA Act, Second Draw PPP loan recipients can apply for, and be granted, forgiveness for all or a portion of such loans. Such forgiveness will be determined, subject to limitations and ongoing rulemaking by the SBA, based on the use of loan proceeds for payroll costs and mortgage interest, rent or utility costs, the maintenance of employee and compensation levels and certain other approved expenses. In March and April of 2022, the Company received notification the PPP Loan had been forgiven in full.

Note 10 – EIDL Loan

On July 7, 2020, the Company executed the standard loan documents required for securing a loan from the SBA under its Economic Injury Disaster Loan program (“EIDL Loan”). Pursuant to the SBA Loan Agreement, the principal amount of the EIDL Loan was $ 150,000, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum. Installment payments, including principal and interest, are due monthly beginning July 6, 2021 (twelve months from the date of the SBA Loan Agreement) in the amount of $731. The balance of principal and interest is payable thirty years from the date of the SBA Loan Agreement. In connection therewith, the Company received a $10,000 advance on May 4, 2020, which does not have to be repaid, and is reflected in other loan forgiveness in the Company’s accompanying combined statement of income. At December 31, 2021 and 2020, the EIDL Loan balance was $154,056 and $150,000, respectively.

Note 11 – Leases

The Company adopted Accounting Standards Codification (“ASC”) Topic 842, Leases (“ASC 842), and its subsequent amendments effective February 3, 2019. Adoption of this standard resulted in the Company’s total assets and total liabilities on the consolidated balance sheet each increasing by approximately $3,212,000 on the date of adoption, primarily due to the recognition of operating lease right-of-use (“ROU”) assets and liabilities.

Under ASC 842, a lease is a contract or an agreement, or a part of another arrangement, between two or more parties that, at its inception, creates enforceable rights and obligations that conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration. The Company leases office space from a related party, expiring in December 2035. The Company’s lease agreement does not provide implicit interest rates. Instead, the Company uses an incremental borrowing rate determined on the lease commencement date to calculate the present value of future lease payments. The incremental borrowing rate (5.1% at December 31, 2021 and 2020) is calculated for each individual lease and represents the rate of interest that the Company would have to pay on a collateralized basis over a similar term an amount equal to the lease payments in a similar environment.

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates
Notes to Financial Statements

December 31, 2021 and 2020

Note 11 – Leases (continued)

Lease expense in connection with the Company’s operating lease for the years ended December 31, 2021 and 2020 totaled $306,660.

Supplemental balance sheet information related to leases for the years ended December 31, 2021 and 2020 are as follows:

	2021	2020

Right-of-use lease assets	$3,011,691	$3,160,974

Right-of-use lease obligations – current	$117,225	$104,823
Right-of-use lease obligations – non-current	2,990,226	3,107,451

	$3,107,451	$3,212,274

A summary of future minimum payments under non-cancellable operating lease commitment as of December 31 are as follows:

Years Ending December 31,

2022	$269,040
2023	275,880
2024	282,720
2025	289,560
2026	296,400
Thereafter	2,975,400

Total lease liabilities	4,389,000
Less amount representing interest	(1,281,549)

Total	3,107,451
Less current portion	(117,225)

Lease liability – long term portion	$2,990,226

Note 12 – Retirement Plan

The Company formed a 401(K) plan in 2009. An employee may elect to participate, if eligible, based on the plan’s guidelines. The Company reinstated matching of employee contributions up to 3% in May of 2015. The matching benefit is vested by the employee over a period of time. Contribution expense was $143,575 and $135,224 for the years ended December 31, 2021 and 2020, respectively.

Solar Business Unit of SUNation Solar Systems, Inc. and Affiliates
Notes to Financial Statements

December 31, 2021 and 2020

Note 13 – Shareholder Buyout

On March 19, 2021, the Company entered into an agreement to buy out a shareholder and member of the Company in exchange for a $2,535,134 promissory note (the “Related Party Promissory Note”) and other compensation as defined in the agreement. Treasury stock in connection with this transaction was recorded at the purchase price, to reflect the market value of the shares acquired. The Related Party Promissory Note calls for monthly payments of principal and interest of $24,773 including interest of 3.25% and matures on March 1, 2031. The balance of the Related Party Promissory Note at December 31, 2021 was $2,372,213.

Future minimum principal payments under the Related Party Promissory Note for the next five years ending December 31, are as follows:

Years Ending December 31,

2022	$223,490
2023	230,862
2024	238,477
2025	246,345
2026	254,472
Thereafter	1,178,567

$2,372,213

Note 14 – Related Party Transactions

Loan guarantees

In 2016, a related party entered into a mortgage loan agreement with the United States Small Business Administration (“SBA”). This mortgage is guaranteed by SUNation and its shareholders.

Due from related parties

Due from related parties consists of advances to various affiliates which amounted to $382 and $242,129 at December 31, 2021 and 2020, respectively.

Note 15 – Subsequent Event

Employee Retention Credit

Under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), the Company filed an amended payroll tax return during 2022 in order to secure the Employee Retention Credit (“ERC”), which was a refundable tax credit against certain employment taxes incurred in the first, second and third quarters of 2021. The resulting ERC totaled $1,904,981, which was not yet received.